Exhibit 3.4

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                  KAHALA CORP.

     Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida for-profit corporation adopts the following articles of amendment to its articles of incorporation:


FIRST:    Amendments adopted:

          FOURTH ARTICLE

          Paragraph A (5.1) of the Fourth Article, "Series A Preferred Stock - Conversion Privilege" shall be amended to read as follows:

     One share of Series A Stock may by converted into 12 shares of Common Stock at any time. A minimum of 1000 shares of Series A Preferred Stock must be converted with no maximum.

          FOURTH ARTICLE

          Paragraph B (5.1) of the Fourth Article, "Series B Preferred Stock - Conversion Privilege" shall be amended to read as follows:

     One share of Series B Stock may by converted into 12 shares of Common Stock at any time. A minimum of 1000 shares of Series B Preferred Stock must be converted with no maximum.

SECOND:   None.

THIRD:    The date of each amendment's adoption is December 12, 2001.

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FOURTH:   Adoption of Amendments (CHECK ONE)

          [X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

          [ ] The amendment(s) was/were approved by the shareholders through voting groups.

          [ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

          [ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

          Signed this 12th day of December, 2001.


          Signature:                    /s/ Kevin Blackwell
                                        ----------------------------------------
                                        Kevin A. Blackwell, President
                                        And Chairman of the Board

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